Exhibit 10.2

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), dated as of             , 200     (the “Grant Date”), is entered into between Bio-logic Systems Corp., a Delaware corporation (the “Company”), and                      (“Grantee”).

WHEREAS, the Company previously established and currently maintains the Bio-logic Systems Corp. 2004 Stock Incentive Plan (the “Plan”) for the purpose of attracting and retaining directors, officers and other key employees of and consultants to the Company and its Subsidiaries and to provide such persons with incentives and rewards for superior performance;

WHEREAS, Grantee is an individual who is to render valuable service to the Company, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of restricted stock to Grantee; and

WHEREAS, for purposes of the Agreement, the definitions of capitalized terms contained in the Plan are hereby incorporated herein by reference, except to the extent that any term is specifically defined in this Agreement;

NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1. Grant of Restricted Shares. Subject to and upon the terms and conditions set forth in this Agreement, Company hereby grants to Grantee, as of the Grant Date, and Grantee hereby accepts the grant of shares of Stock on a restricted basis, as set forth herein (the “Restricted Shares”).

2. Stock Certificates and Escrow. Upon issuance, the certificates for Restricted Shares shall be held in escrow by the Company until, and to the extent, the Restricted Shares shall cease to be restricted and shall become non-forfeitable and Grantee shall own such shares free of all restrictions otherwise imposed by this Agreement. Restricted Shares, together with any assets or securities held in escrow hereunder, shall be (a) surrendered to the Company for cancellation upon forfeiture, if any, of such Restricted Shares by Grantee hereunder or (b) subject to the provisions of Paragraphs 3, 4 and 5, released to Grantee to the extent the Restricted Shares are no longer subject to any of the restrictions otherwise imposed by this Agreement.

3. Transfer Restrictions. At any time prior to vesting in accordance with this Paragraph 3 or Paragraph 4 or 5, the Restricted Shares or any interest therein cannot be directly or indirectly transferred, sold, assigned, pledged, hypothecated or otherwise disposed of. Subject to the provisions of Paragraphs 4 and 5 of this Agreement, [one-         (1/        )] [all] of the Restricted Shares shall cease to be restricted and shall become non-forfeitable (thereafter being referred to as “Unrestricted Shares”) on the first year anniversary of the Grant Date [and each year anniversary thereafter until the              anniversary of the Grant Date], at which time the Restricted Shares shall be fully vested. For purposes of calculating the number of Restricted Shares that become Unrestricted Shares as set forth above, share amounts shall be rounded to the nearest whole share amount.

4. Cessation of Service. Notwithstanding anything to the contrary in the Plan or in this Agreement, the provisions of this Paragraph 4 shall apply in the event Grantee ceases to provide Service to the Company or a Subsidiary at any time prior to the date on which the Restricted Shares shall become Unrestricted Shares as set forth in Paragraph 3:

(a) Should Grantee die while providing Service to the Company or a Subsidiary, or should Grantee cease by reason of Disability or Retirement to provide Service to the Company or a Subsidiary, at any time prior to the date on which the Restricted Shares shall cease to be restricted and shall become non-forfeitable as set forth in Paragraph 3, then the Restricted Shares immediately shall become Unrestricted Shares, and Grantee immediately shall own such shares free of all restrictions otherwise imposed by this Agreement. For purposes hereof, “Service” shall mean any and all services provided by Grantee on a periodic basis to the Company or a Subsidiary in the capacity of an employee, non-employee director, consultant or other independent contractor.

(b) Should Grantee’s Service to the Company or a Subsidiary terminate for any reason other than death, Disability or Retirement at any time prior to the date on which the Restricted Shares shall become Unrestricted Shares as set forth in Paragraph 3, then the Restricted Shares that have not previously become Unrestricted Shares as set forth in Paragraph 3 shall be forfeited immediately.

5. Change in Control. Notwithstanding anything to the contrary in the Plan or in this Agreement, should the Company undergo a Change in Control at any time prior to the date on which the Restricted Shares shall become Unrestricted Shares as set forth in Paragraph 3, then the Restricted Shares shall immediately become Unrestricted Shares, and Grantee immediately shall own such shares free of all restrictions otherwise imposed by this Agreement.

6. Adjustment in Restricted Shares. The Administrator may make or provide for such adjustments as provided for in Section 3 of the Plan.

7. Privilege of Stock Ownership. Grantee shall be entitled to receive any dividends that become payable on or after the Grant Date with respect to any Restricted Shares; provided, however, that no dividends shall be payable to, or for the benefit of, Grantee for Restricted Shares with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which Grantee has forfeited such Restricted Shares. Grantee shall be entitled to vote the Restricted Shares on or after the Grant Date to the same extent as would have been applicable to Grantee if the Restricted Shares had then been fully vested and non-forfeitable; provided, however, that Grantee shall not be entitled to vote the Restricted Shares with respect to record dates for such voting rights occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which Grantee has forfeited the Restricted Shares.

8. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

9. Compliance with Laws and Regulations.

(a) The issuance of Restricted Shares shall be subject to compliance by the Company and Grantee with all applicable requirements of law relating thereto and with all applicable regulations of any stock market on which shares of Stock may be listed at the time of such exercise and issuance.

(b) In connection with the grant of Restricted Shares, Grantee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with applicable requirements of Federal and state securities laws.

10. Successors and Assigns. Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the succeeding administrators, heirs, and legal representatives of Grantee and the successors and assigns of the Company.

11. Liability of Company. The inability of Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and transfer of any Restricted Shares pursuant to this Agreement shall relieve the Company of any liability with respect to the non-issuance or transfer of the Restricted Shares as to which such approval shall not have been obtained.

12. No Duty to Disclose Information. Except as expressly required by the Federal securities laws, the Company (or any Subsidiary) shall not have any duty or obligation to disclose affirmatively to a record or beneficial holder of Stock, Restricted Shares or Unrestricted Shares, and such holder shall have no right to be advised of, any material information regarding the Company (or any Subsidiary) at any time prior to, upon or in connection with receipt of Restricted Shares.

13. No Impairment of Rights. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14. No Employment/Service Contract. Nothing in this Agreement or in the Plan shall confer upon Grantee any right to continue in the Service of the Company (or any of its Subsidiaries) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any such Subsidiary) or Grantee, which rights are hereby expressly reserved by each party, to terminate Grantee’s Service.

15. Notices. Any notices, consents, or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (c) delivered to a nationally recognized overnight courier service or (d) sent by facsimile transmission (with a copy sent by first class mail) to the parties at the addresses set forth below:

If to the Company:	Bio-logic Systems Corp.
One Bio-logic Plaza
Mundelein, IL 60060
Attention:

With a copy to:	Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, IL 60661
Attention: Mark D. Wood

If to Grantee, at the address set forth on the signature page hereof.

16. Construction. This Agreement and the Restricted Shares granted hereunder are made and granted pursuant to the Plan and are in all respects limited by and subject to the express provisions of the Plan, as amended from time to time. The reasonable interpretation and construction of the Plan, this Agreement and the Restricted Shares by the Administrator, and such rules and regulations as may be adopted by the Administrator for the purpose of administering the Plan, shall be final and binding upon Grantee (or any other person or persons holding the Restricted Shares).

17. Entire Agreement. This Agreement, together with the Plan and any employment agreement between the Company and Grantee, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this arrangement.

18. Amendment. Any amendment to this Agreement shall be in writing and signed by the Company and Grantee.

19. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

20. Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument. For the purposes of this Paragraph 20, a faxed copy shall be accepted as an original.

21. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

22. Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

23. Tax Consequences. The Company shall not be liable or responsible in any way for any and all tax (including any withholding tax) consequences relating to the Restricted Shares, and Grantee agrees to undertake to determine, and be responsible for, any and all tax (including any withholding tax) consequences to himself or herself with respect to the Restricted Shares. Notwithstanding any other provision of this Agreement, the Restricted Shares, together with any other assets or securities held in escrow hereunder, shall not be released to Grantee unless Grantee shall have paid to the Company, or made arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the grant of the Restricted Shares or the lapse of restrictions otherwise imposed by this Agreement.

24. Section 83(b) Election. Grantee understands that Section 83 of the Code may tax as compensation income the difference between the amount paid for the Restricted Shares, if any, and the fair market value of the Restricted Shares as of the date any restrictions on the Restricted Shares lapse in the absence of an election under Section 83(b) of the Code. In this context, “restriction” means the forfeitability of the Restricted Shares pursuant to the terms of this Agreement and, with respect to officers, directors and 10% stockholders, may also mean the six-month period after the acquisition of the Restricted Shares during which sales of certain securities by such officers, directors and ten percent (10%) stockholders would give rise to liability under Section 16(b) of the Exchange Act. Grantee understands that Grantee may elect to be taxed at the time Grantee receives the Restricted Shares and while the Restricted Shares are subjected to restrictions rather than waiting to be taxed on the Restricted Shares when and as the restrictions lapse. Grantee realizes that Grantee may choose this tax treatment by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date hereof and by filing a copy of such election with Grantee’s tax return for the tax year in which the Restricted Shares were subjected to the restrictions. GRANTEE UNDERSTANDS THAT FAILURE TO MAKE THIS FILING IN A TIMELY MANNER MAY RESULT IN THE RECOGNITION OF COMPENSATION INCOME BY GRANTEE, AS THE RESTRICTIONS LAPSE, ON ANY DIFFERENCE BETWEEN THE PURCHASE PRICE, IF ANY, AND THE FAIR MARKET VALUE OF THE RESTRICTED SHARES AT THE TIME SUCH RESTRICTIONS LAPSE. GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE. GRANTEE ACKNOWLEDGES THAT GRANTEE SHALL CONSULT GRANTEE’S OWN TAX ADVISERS REGARDING THE ADVISABILITY OR NON-ADVISABILITY OF MAKING THE ELECTION UNDER SECTION 83(b) OF THE CODE AND ACKNOWLEDGES THAT GRANTEE SHALL NOT RELY ON THE COMPANY OR ITS ADVISERS FOR SUCH ADVICE.

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Agreement on the day and year first above written.

BIO-LOGIC SYSTEMS CORP.

By:
Name:
Title:

GRANTEE:

[INSERT NAME]